AMARIN PROVIDES PRELIMINARY FOURTH QUARTER 2023 SELECTED FINANCIALS AND OUTLINES KEY PRIORITIES FOR 2024

-- Reported Unaudited Total Revenues of Between $72 Million - $74 Million in the Fourth Quarter of 2023 --

-- Company Ends 2023 with a Cash Position of $321 Million and Delivered Full-Year Positive Cash Flow of ~$10 Million --

-- 2024 Key Priorities Include Accelerating Revenue in Key European Launch Markets, Retaining IPE Market Leadership in the US and Maximizing Patient Uptake in Rest of World (RoW) Through Partnerships --

-- Company Announces Plan to Initiate Share Repurchase Program of Up to $50 Million --

-- Amarin to Present at 42nd Annual J.P. Morgan Healthcare Conference on January 10, 2024 --

DUBLIN, Ireland and BRIDGEWATER, N.J., January 10, 2024 – Amarin Corporation plc (NASDAQ:AMRN) today provided a business update, including preliminary unaudited fourth quarter 2023 revenue and its year-end cash position, its 2023 progress and 2024 priorities and its plan to initiate a share repurchase program, ahead of its presentation to investors at the 42nd Annual J.P. Morgan Healthcare Conference in San Francisco.

Amarin Announces Preliminary (Unaudited) Fourth-Quarter and Full-Year 2023 Revenues and Cash Position

Revenues: For the fourth quarter, Amarin estimates total revenue between $72 to $74 million (Europe ~$1.5 million; U.S. $64 - $65 million; RoW $7 - $8 million – including supply shipments and milestone achievement) and between $304 to $306 million for the full year 2023.

Cash Position: Amarin ended 2023 with approximately $321 million in cash and investments, with positive cash flow of approximately $10 million for the full year. The Company has now reported six consecutive quarters of cash positive or neutral operations.

Management Commentary

“In 2023, our team focused and delivered on our priorities that advanced our strategy,” said Patrick Holt, President & CEO of Amarin. “We enter 2024 with a number of positives: we have a solid cash position and no debt; our European business is showing early signs of progress following new leadership and a new strategy; our U.S. business continues to retain IPE market leadership and is in a solid position with exclusive contracts to start 2024; and our partners in the Rest of World (ROW) are advancing commercialization and market access efforts. As we begin this year and in-line with this morning’s announced share repurchase program, we have confidence in the business and we are focused on delivering value for shareholders.”

2023 Key Achievements & 2024 Priorities

Europe

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In 2023, Amarin secured pricing and reimbursement and launched VAZKEPA in 3 additional markets, including Spain and the Netherlands. VAZKEPA is now available in 9 markets across Europe. Amarin delivered approximately 65% growth in the fourth quarter versus the third quarter 2023.
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In 2024, we will focus on opportunities to accelerate revenue in Europe in key launched markets including Spain and the United Kingdom, and advance pricing and reimbursement processes in key markets including Italy, France, and Germany.

United States

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In 2023, the Amarin team continued to retain its IPE market share leadership in the U.S. at 57%, despite additional generic competition.
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In 2024, we will focus on maintaining IPE market share leadership and profitability while continuing to adapt to dynamic market conditions.

Rest of World

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In 2023, the Amarin team secured 5 Rest of World regulatory approvals, including China (VHTG), and entered into marketing and commercialization agreements in key markets and regions, including Australia & New Zealand and ASEAN/South Korea.
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In 2024, we will support pricing and reimbursement and commercialization efforts across key markets, including Australia and China, and continue to progress Rest of World regulatory filings.

Amarin Announces Plan to Initiate Share Repurchase Program of Up to $50 Million

On January 9, 2024, Amarin entered into a conditional share repurchase agreement with Cantor Fitzgerald & Co. (“Cantor”) to purchase up to $50 million of Amarin’s ordinary shares held in the form of American depository shares (ADSs). The implementation of the share repurchase program will require Amarin shareholder approval as well as UK High Court approval, as required under UK company law. The Company intends to call its 2024 annual general meeting of shareholders early in the second quarter of 2024 to seek shareholder approval of the program, which would be followed by the UK High court process. Amarin anticipates that these steps could be completed by the end of the second quarter of 2024, with share repurchases commencing shortly thereafter.

Additional details regarding the share repurchase agreement can be found in the appendix of this press release and corresponding financial filings.

2024 Financial Outlook

Amarin continues to make progress on reducing operating expenses and managing its cash position and is on-track to deliver $40 million of annual savings based on the reduction in force announced in July 2023. With the recent cash preservation initiatives, Amarin reiterates its belief that current cash and investments and other assets are adequate to support continued operations including the share repurchase program. We will continue to focus on cash preservation and prudently invest in the right opportunities which are value additive.

J.P. Morgan Presentation Details

Amarin’s president and chief executive officer Patrick Holt is scheduled to participate at the 42nd Annual J.P. Morgan Healthcare Conference on January 10, 2024.

42nd Annual J.P. Morgan Healthcare Conference (January 8th-11th, 2024; San Francisco, California)

Date/Time: January 10, 2024, 4:30 p.m. ET/ 1:30 p.m. PST

Webcast: https://jpmorgan.metameetings.net/events/healthcare24/sessions/49593-amarin-corporation-plc/webcast?gpu_only=true&kiosk=true

The conference presentation will be webcast live and archived on the Company’s website in the Investor Relations section under Events and Presentations at Events | Amarin Corporation plc.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Lebanon and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Denmark, Finland, Austria, the UK, Spain and the Netherlands.

United States
Indications and Limitation of Use

VASCEPA is indicated:

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As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
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established cardiovascular disease or
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diabetes mellitus and two or more additional risk factors for cardiovascular disease.

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As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

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VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
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VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
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It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
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VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
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Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
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Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
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Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
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Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please click here.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Additional Information Regarding Amarin Share Repurchase Agreement

The implementation of the repurchase agreement is conditional upon shareholder and UK court approval, as required under UK company law. The Company intends to accelerate its annual general meeting of shareholders early in the second quarter of 2024 in order to seek such shareholder approval, following which it will proceed with the requisite court process to undertake a reduction of capital in order to create the necessary distributable profits for the funding of the repurchases. Amarin anticipates that these steps could be completed by the end of the second quarter of 2024, with share repurchases commencing shortly thereafter. Following receipt of the requisite approvals, Cantor will purchase such ADSs in compliance with the safe harbor provisions of Rule 10b-18 of the U.S. securities laws and the terms of the approved repurchase contract. The repurchase program will conclude at such time as Cantor has purchased $50 million of ADSs, unless terminated earlier by either Amarin or Cantor, as provided for in the repurchase agreement. Subject to the necessary shareholder and court approvals being obtained, the repurchases will be funded out of distributable profits utilizing the Company’s existing cash resources. The repurchase program was approved by the Amarin board in compliance with UK company law regarding distributions and the maintenance of capital. A copy of the repurchase agreement will be available for inspection by

Amarin’s shareholders at the registered office address of Amarin in the run up to the 2024 annual general meeting and, once entered into, will be available for inspection for at least 10 years from the date of such agreement.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2022. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Implementation of the share repurchase program is subject to shareholder and UK court approval, which may not be obtained in a timely manner or at all; Cantor may be unable to repurchase some or all of the ADSs within the parameters provided for in the share repurchase agreement; and the share repurchase may not have the expected results.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website () and the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

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